UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2008

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2008, the Company issued a press release announcing its operating results for the quarter ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 8.01	Other Events.

On February 11, 2008, the Company announced that its Board of Directors has authorized the repurchase of up to 15,800,000 shares, or approximately 15%, of the Company’s outstanding common stock (excluding common stock held by Third Federal Savings and Loan Association of Cleveland, MHC, the Company’s mutual holding company). In accordance with Office of Thrift Supervision regulations, such repurchases may not commence until after one year following the completion of the Company’s stock offering, or April 21, 2008. The stock may be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital and the Company’s financial performance.

The Company also announced that its Board of Directors has declared the Company’s first cash dividend of $0.05 per share, payable on March 10, 2008 to all stockholders of record on February 25, 2008. The Company intends to pay a cash dividend each quarter hereafter, with such payment in the Board of Directors’ sole discretion and subject to factors such as the consolidated earnings of the Company, economic and market factors and the capital structure of the Company and Third Federal Savings and Loan Association of Cleveland, among other factors. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Press Release dated February 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date: February 11, 2008	By:	/s/ David S. Huffman
David S. Huffman
Chief Financial Officer

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